Collective Brands Hosts Institutional Investor Conference

Management Team Details How It Is Accelerating Profitable Growth by Successfully Leveraging the Company's Complementary Business Units, Hybrid Business Model and Strong Brand Portfolio

TOPEKA, KS -- 09/23/2008 -- Collective Brands, Inc. (NYSE: PSS), a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to customers worldwide, met today with investors and analysts at its Annual Investor Conference to provide insights into the Company's successful transformation from Payless ShoeSource to Collective Brands, Inc. with its new, hybrid business model that has substantially diversified its business base in the year since the August 2007 acquisition of The Stride Rite Corporation by Payless ShoeSource, Inc.

Members of management provided analysts and investors with additional detail on the Company's new business model, which now includes three strategic business units -- Payless, Stride Rite and Collective Licensing International -- and a stable of iconic brands, the ability to bring forward innovative, on-trend targeted products through multiple channels (retailing, wholesaling, licensing and e-commerce) to new international markets, expanding product categories and broadening its price points, including at the premium level. The presentations covered new details on how the Company is leveraging each of its complementary platform's key business strategies, core competencies and unique competitive capabilities to meet its previously articulated financial and operating growth goals despite the challenging economic environment, and to drive growth that exceeds what each company -- Payless and Stride Rite -- would have achieved standing alone.

"Collective Brands has made tremendous progress toward its vision of becoming the preeminent, consumer-centric, global footwear, accessories and lifestyle brand company. In only one year's time -- a span that has encompassed one of the most difficult markets in recent memory -- the strategic rationale for creating Collective Brands and its new business model has been validated. By reaching customers through multiple price points and through a variety of retail, wholesale, licensing and e-commerce selling channels, we have been able to both maintain a steady state today, while continuing to leverage this exceptional foundation to drive growth and build value for the future. Growth is one of our key strategic themes. We are successfully extending the reach of our businesses and brand platforms internationally, as well as through product innovation, into new categories, and through global licensing to further amplifying our brands in the global marketplace," said Matthew E. Rubel, chief executive officer and president of Collective Brands, Inc., at a meeting held today in Kansas City, Missouri.

In each individual presentation, management outlined initiatives designed to capitalize on key industry growth trends and the Company's competitive advantages:

--  Payless is growing its well-recognized portfolio of authentic brands;
    profitably merchandising fresh, on-trend, targeted products; expanding its global footprint targeting new geographies with strong and growing middle class economies; and delivering a great shopping experience through consistently executable processes.
--  Payless' real estate strategy is focused on four strategic themes:
    rationalize occupancy costs in alignment with the Payless business model;
    focus on families to drive opportunities in markets with above average returns; right-size the chain, optimizing the store count and footprint in line with best growth opportunities; and refresh the stores, pacing remodels to best communicate and balance the brand with store level economics.  Base store count will be relatively constant over the next five years, with a 250 domestic store decline offset by a 200 store increase in
    Latin America.  Successful execution is expected to increase sales, cash flow and ROIC.
--  Stride Rite is operating with new strategic discipline to maximize the potential of its global lifestyle brands; leveraging the core competencies and resources of Collective Brands such as the global sourcing and supply chain as well as distribution center operation; and making substantial integration progress.
--  Each business unit is accelerating international growth, with international sales as a percentage of business unit total sales growing at a three-year compounded annual growth rate of 9% at Payless and 13% at
    Stride Rite.
--  Collective Brands has a sourcing and supply chain operation that is truly global and focused on the needs customers for all of its brands.
    This team is heavily interconnected with all key business functions, is agile and flexible to meet the company's operational requirements today and its future growth needs, and is implementing industry-leading process and systems to deliver incremental sales and margin improvements.
--  Growth and efficiency are the focus of Collective Brands' capital expenditures, with increasing amounts of capital allocated toward higher growth, high return investments such as international developments.

The Company reiterated the financial targets it expects to achieve:

--  Collective Brands anticipates an operating profit growth rate in the mid-teens over time. This long-term goal is predicated on low single-digit comparable store sale growth. This year, as previously disclosed, the
    Company anticipates that comparable store sales growth may be below its long-term goal.  Collective Brand intends to mitigate the anticipated near-
    term sales environment with prudent inventory and expense control.
--  Excluding the impact of purchase accounting, the Stride Rite acquisition is expected to be accretive to earnings in 2008 as Stride
    Rite's operating profit contribution including synergies is expected to exceed the incremental interest expense. Due to the impact of purchase accounting, the Stride Rite acquisition is not expect to be earnings per share accretive in 2008 on a GAAP basis.
--  Cost synergies from the Stride Rite acquisition, including the areas of logistics, raw materials, administrative, and factory expenses, are expect to be: 2008: $6 million year-to-date; 2009: $15 million over base year 2007; 2010: $25 million over base year of 2007.
--  Capital expenditures in 2008 are expected to total approximately $130 million.
--  The 2008 effective tax rate is expected to be approximately $130 million.
--  The 2008 effective tax rate is expected to be approximately 21%
    excluding litigation items and discrete events associated with the resolution of outstanding tax audits.
--  Depreciation and amortization in 2008 is expected to total approximately $145 million, due to great investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.

All of the presentations made by Collective Brands management are available on the Company's website at www.collectivebrands.com

About Collective Brands, Inc. and Forward Looking Statements

Collective Brands, Inc. (NYSE: PSS) is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. The Company operates three strategic units covering a powerful brand portfolio, as well as multiple price points and selling channels including retail, wholesale, ecommerce and licensing. Collective Brands, Inc. includes Payless ShoeSource, focused on democratizing fashion and design in footwear and accessories through its more than 4,500-store retail chain, with its brands American Eagle™, Airwalk®, Dexter®, Champion® and designer collections Abaete for Payless™, Lela Rose for Payless™ and alice + olivia for Payless™, among others; Stride Rite, focused on lifestyle and athletic branded footwear and high-quality children's footwear sold primarily through wholesaling, with its brands including Stride Rite®, Keds®, Sperry Top-Sider®, Robeez®, and Saucony®, among others; and Collective Licensing International, the brand development, management and global licensing unit, with such youth lifestyle brands as Airwalk®, Vision Street Wear®, Lamar®, Sims®, LTD®, genetic®, Dukes™, Rage®, Ultra-Wheels®, and Skate Attack®. Information about, and links for shopping on, each of the Collective Brand's units can be found at http://www.collectivebrands.com.

This release contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. Statements including the words "expected," "anticipates," or variations of such words and similar expressions are forward-looking statements. The Company notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of Collective Brands' business include, but are not limited to, the following: outcomes of litigation, the inability to renew material leases, licenses, or contracts upon their expiration; changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customers and/or tax laws; fluctuations in currency exchange rates; litigation including intellectual property and employment litigation; availability of suitable store locations on acceptable terms; the ability to terminate leases on acceptable terms; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business, and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; performance of partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; congestion at major ocean ports; changes in commodity prices such as oil; and changes in the value of the dollar relative to the Chinese Yuan and other currencies. See also "Risk Factors" in the Company's Form 10-K for the year ended February 2, 2008 and Form 10-Qs.

Contact:
James Grant
(785) 559-5321